Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares® Silver Trust (the “Trust”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Gee, Chief Financial Officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 8, 2015

/s/ Jack Gee
Jack Gee*
Chief Financial Officer
(Principal financial officer)

*     The registrant is a trust and Mr. Gee is signing in his capacity as an officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the registrant.